Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Isolagen, Inc.

Exton, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-108769 and No. 333-122440), Form S-3/A (No. 333-122440) and Form S-8 (No. 333-108219 and No. 333-131803) of Isolagen, Inc. of our report dated February 17, 2004 relating to the consolidated financial statements which appears in this Form 10-K.

/s/ Pannell Kerr Forster of Texas, P.C.
Pannell Kerr Forster of Texas, P.C.
Houston, Texas

March 10, 2006